MINTZ & FRAADE, P.C.
                               Counselors at Low
                               488 Madison Avenue
                            New York, New York 10022


  Telephone                                                        of Consel
(212) 486-2500                                                 Jules Martin Haas
   ------                                                       Melvin L. Lebow
  Telecopier                                                   Henry O. Leichter
(212) 486-0701                                                  Jon M. Probstein

                                            July 26, 2000
Scantek Medical, Inc.
321 Palmer Road
Denville, NJ 07834
                                            Re:      Scantek Medical, Inc.

Gentlemen:

     We are rendering this opinion to you in connection with the offering (the "Offering") of 238,170 shares of Common Stock (the "Shares") of Scantek Medical, Inc., a Delaware corporation (the "Company"), which are to be issued in consideration for consulting services by the Company pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to Form S-8 of the Securities Act of 1933, as amended (the "Act"). We have not taken part in any aspect of the Offering. Our engagement with respect to the Offering is limited solely to the rendering of this opinion.

     In connection with rendering this opinion we have examined originals or copies of the following documents, instruments and agreements (collectively the "Documents"):

     a) the Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Delaware;

     b) the By-Laws of the Company; and

     b) Certificate of Secretary, dated as of July 26, 2000.

     In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as certified or photostatic copies.

     Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to those items which are specifically set forth in this opinion and that no further investigation has been or will be undertaken and that we have only reviewed and will only review the Documents which are specifically designated in this opinion.

MINTZ & FRAADE, P.C.

     In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

     We have further assumed, among other things, that the recipient of the Shares will have completed the required services, and/or provided consideration required acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares.

     Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new Registration Statement or a Post Effective Amendment to the Registration Statement including updated opinions).

     The Securities and Exchange Commission (the "SEC") or any state regulatory authority could disagree with our opinion. Moreover, no assurance can be given that there will not be a change in existing law or that the SEC or any state regulatory authority will not alter its present views either prospectively or retroactively or adopt new views with respect to any matters which are summarized above and those matters upon which we have rendered our opinion.

     The opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     This opinion is rendered solely for the benefit of you in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.




                                                        Very truly yours,

                                                        Mintz & Fraade, P.C.


                                                      By: /s/  ALAN P. FRAADE
                                                         ----------------------
                                                               Alan P. Fraade